UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2005

SCHICK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-22673	11-3374812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-00 47th Avenue

Long Island City, New York 11101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 937-5765

(Former Name or Former Address, if

Changed Since Last Report)

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2005, the Board of Directors of Schick Technologies, Inc. (the “Company”) amended the bylaws of the Company (the “Bylaws”) effective as of that date. The Board amended Section 2 of the Bylaws to provide that the annual meeting of the stockholders of the Company may be held no more than 12 months, rather than 180 days as previously provided, following the last date of the Company’s fiscal year.

ITEM 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
Exhibit 3.2:	Bylaws of the Company, as amended, dated November 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHICK TECHNOLOGIES, INC.
(Registrant)

Date:	November 2, 2005
By: /s/ Zvi N. Raskin
Zvi N. Raskin
Secretary and General Counsel